Life & Annuity Division

                                                     P.O. Box 5420
[GREAT AMERICAN ICON]                                Cincinnati, Ohio 45201-5420
GREAT AMERICAN                                       www.gafri.com
FINANCIAL RESOURCES
-------------------                                  Shipping Address:
                                                     580 Walnut Street, SL
                                                     Cincinnati, Ohio 45202

February 28, 2001


Mr. Tom Kolbe

Vice President/Manager Institutional Sales
INVESCO Funds Group, Inc.
7800 East Union Avenue
Denver, Colorado 80237

RE: INVESCO Variable Investment Funds, Inc. - Participation Agreement

Dear Tom,

This purpose of this letter is to confirm certain financial arrangements, effective as of February 1, 2001, between INVESCO Funds Group, Inc. ("INVESCO"), the distributor for the INVESCO Variable Investment Funds, Inc. (the "Company"), and Great American Life Insurance Company of New York ("GALIC of NY") in connection with GALIC of NY's investment in the Company through seven of its funds, INVESCO VIF Equity Income Fund, INVESCO VIF-Total Return Fund, INVESCO VIF-Dynamics Fund, INVESCO VIF-Health Sciences Fund, INVESCO VIF-Financial Services Fund, INVESCO-VIF Small Company Growth Fund, and INVESCO VIF-High Yield Fund (individually, a "Fund", collectively, the "Funds"). This supercedes the letter dated August 16, 1999, from GALIC of NY to INVESCO, which described the previous financial arrangements between INVESCO and GALIC of NY.

Administrative services to owners of variable annuity contracts offered by GALIC of NY which are allocated into subaccounts invested in the Company shall be the responsibility of GALIC of NY. GALIC of NY, on behalf of its separate accounts, will be the sole shareholder of record of Company shares. The Company and INVESCO recognize that they will derive a substantial savings in administrative expense by virtue of having a sole shareholder rather than multiple shareholders.

In consideration of the administrative savings resulting from having a sole shareholder rather than multiple shareholders, INVESCO or its affiliates will pay an administrative service fee to GALIC of NY equal, on an annual basis, to
0.25 per annum of the average aggregate net assets of the Funds attributable to variable annuity contracts offered by GALIC of NY (collectively, "Eligible Contracts").

Such fee will be paid on a monthly basis in arrears. In no event will such fee be paid by the Company, its shareholders, or by the contract holders, and in no event will INVESCO have any responsibility under the Participation Agreement dated the 16th of August, 1999 or this letter to pay any amounts to any third party with respect to investments in the Funds by GALIC of NY or the Eligible Contracts. Such payments, if any, shall be the responsibility of GALIC of NY. INVESCO's payments to GALIC of NY are for administrative services only and do not constitute payment in any manner for investment advisory services.

 Our subsidiaries include: Great American Life Insurance Company(R)
                           Annuity Investors Life Insurance Company(R)
                           Loyal American Life Insurance Company(SM)
                           United Teacher Associates Insurance Company
                           Great American Life Assurance Company(R)
                             of Puerto Rico

These financial arrangements shall continue so long as GALIC of NY holds shares of the Company in its subaccounts and GALIC of NY therefore continues to provide administrative services as set forth above. Please confirm your understanding of this arrangement by having a copy of this letter signed where indicated below by an appropriate officer of INVESCO, and then returning the duplicate copy to me.

Very truly yours,

GREAT AMERICAN LIFE INSURANCE COMPANY OF NEW YORK

By:  /s/ Tom Liguzinski
     ------------------
     Tom Liguzinski
     Vice President

INVESCO Funds Group, Inc.


By:  /s/  Ronald L. Grooms
     ---------------------
     Name:  Ronald L. Grooms
     Title: Senior Vice President and Treasurer

                                                     Life & Annuity Division

                                                     P.O. Box 5420
[GREAT AMERICAN ICON]                                Cincinnati, Ohio 45201-5420
GREAT AMERICAN                                       www.gafri.com
FINANCIAL RESOURCES
-------------------                                  Shipping Address:
                                                     580 Walnut Street, SL
                                                     Cincinnati, Ohio 45202



                                   SCHEDULE A
                                    ACCOUNTS

                       (As amended effective May 1, 2001)

Name of Separate Account and
Date Established by Board of Directors         Name of Trust and Series
--------------------------------------         ------------------------
GAILIC of New York Variable Account 1          INVESCO Variable Investment Funds, Inc.

May 7, 1999                                    Equity Income Fund
                                               High Yield Fund
                                               Dynamics Fund
                                               Health Sciences Fund
                                               Financial Services Fund
                                               Small Cap Growth Fund


ACCEPTED:

INVESCO Variable Investment Funds, Inc.        INVESCO Funds Group, Inc.

By: /s/ Ronald L. Grooms                       By: /s/ Ronald L. Grooms
    --------------------                           --------------------
    Name: Ronald L. Grooms                         Name: Ronald L. Grooms
    Title:Treasurer                                Title:Senior Vice President
    Date: March 19, 2001                                 and Treasurer
                                                   Date: March 19, 2001

 Our subsidiaries include: Great American Life Insurance Company(R)
                           Annuity Investors Life Insurance Company(R)
                           Loyal American Life Insurance Company(SM)
                           United Teacher Associates Insurance Company
                           Great American Life Assurance Company(R)
                             of Puerto Rico